UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

Milestone Scientific Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14053 (Commission File Number)	13-3545623 (IRS Employer Identification No.)

220 South Orange Avenue, Livingston Corporate Park Livingston, New Jersey (Address of principal executive offices)	07039 (Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 1, 2019, Milestone Scientific Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC, acting as sole underwriter and book-running manager (the “Underwriter”), for a public offering (the “Offering”) of an aggregate of 5,715,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company, together with warrants to purchase 1,428,750 shares of Common Stock (the “Warrants”) at an exercise price equal to $0.50 per share of Common Stock (the “Exercise Price”). The public offering price for each share of Common Stock and Warrant was $0.35. The Underwriter has agreed to purchase the shares of Common Stock and related Warrants from the Company at a 7.0% discount to the Offering price. In addition, the Company granted the Underwriter a 45-day option to purchase up to an additional 857,250 shares of Common Stock and/or 214,312 Warrants at the same price to cover over-allotments, if any. The gross proceeds to the Company from the Offering are approximately $2.0 million before underwriting discounts and commissions and other estimated offering expenses or approximately $2.3 million if the underwriters exercise in full their overallotment option.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of these liabilities.

The shares of Common Stock and the Warrants will be issued pursuant to a shelf registration statement that the Company filed with the Securities and Exchange Commission, which became effective on May 4, 2016 (File No. 333-209466). A preliminary prospectus supplement relating to the Offering was filed on January 31, 2019, and a final prospectus supplement relating to the Offering will be filed, with the Securities and Exchange Commission. The closing of the Offering is expected to take place on or about February 5, 2019, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. A copy of the form of Warrant is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Golenbock Eiseman Assor Bell & Peskoe LLP relating to the legality of the issuance of the shares of Common Stock and Warrants is attached hereto as Exhibit 5.1.

Item 8.01	Other Events

The Company issued a press release on February 1, 2019 announcing the pricing of the Offering. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits	Method Filing

The following exhibit is filed with this report:

1.1	Underwriting Agreement, dated as of February 1, 2019 between the Company and Maxim Group LLC, as underwriter	Filed electronically herewith
4.1	Form of Warrant	Filed electronically herewith
5.1	Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP	Filed electronically herewith
23.1	Consent of Golenbock Eiseman Assor Bell & Peskoe LLP (included in Exhibit 5.1)	Filed electronically herewith
99.1	Press release dated February 1, 2019 regarding the pricing of the Offering	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milestone Scientific Inc.
Dated: February 1, 2019	By:	/s/ Joseph D’Agostino
Joseph D’Agostino
Chief Financial Officer